UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2018

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                   Entry Into a Material Definitive Agreement.

On June 28, 2018, iStar Inc. closed on an amendment (the “Term Loan Amendment”) to its Amended and Restated Credit Agreement, dated as of June 23, 2016, among iStar, the several banks from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.  Pursuant to the Term Loan Amendment, the principal balance of the term loan was increased to $650.0 million, the interest rate was reduced to LIBOR plus 2.75%, the maturity date was extended to June 2023 and the lenders’ call protection for repricing transactions was reset to run for six months after the effective date of the Term Loan Amendment.

The term loan is collateralized by pledges of equity of certain iStar subsidiaries.  The Term Loan Amendment gives iStar flexibility to substitute collateral and reinvest the proceeds of disposed collateral, each subject to certain limitations.  In addition, the Term Loan Amendment amends the restricted payments limitations to permit iStar to pay additional dividends under certain conditions.

On June 21, 2018, iStar entered into an amendment to the Amended and Restated Credit Agreement, dated as of September 27, 2017, governing its revolving credit facility to, among other things, make changes to the restricted payment limitations contained therein that correspond to those made in the Term Loan Amendment.

The foregoing descriptions of the Term Loan Amendment and the amendment to the revolving credit facility do not purport to be complete and are qualified in their entirety by reference to the actual amendments, copies of which are filed as exhibits to this report and are incorporated herein by reference.

The Term Loan Amendment and the amendment to the revolving credit facility and related agreements have been provided solely to inform investors of their terms.  The agreements contain representations and warranties by iStar made solely for the benefit of the lenders and other parties under the agreements.  The assertions embodied in those representations and warranties are qualified by information that the parties have exchanged in connection with signing the agreements.  Moreover, the representations and warranties in the agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for the purpose of allocating risk between the parties.  Accordingly, investors are not third-party beneficiaries under the agreements and should not rely on the representations and warranties in the agreements as characterizations of the actual state of facts about iStar at the time they were made or otherwise.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibits	10.1	Term Loan Amendment, dated as of June 28, 2018.
	10.2	Revolving Credit Facility Amendment, dated as of June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iStar Inc.

By:	/s/ JAY SUGARMAN
	Name:	Jay Sugarman
	Title:	Chairman and Chief Executive Officer

Date:                  July 3, 2018